Exhibit 99.1

Erie Indemnity Reports Third Quarter 2015 Results
Earnings Up 5.7 percent, Net Income per Diluted Share Up 5.2 percent

Erie, Pa. - October 29, 2015 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter ending September 30, 2015. Net income attributable to Indemnity was $50 million, or $0.94 per diluted share, in the third quarter of 2015, compared to $47 million, or $0.90 per diluted share, in the third quarter of 2014. Net income attributable to Indemnity was $145 million, or $2.75 per diluted share, in the first nine months of 2015, compared to $142 million, or $2.71 per diluted share, in the first nine months of 2014. For the third quarter of 2015, the growth was driven by increased revenue from management operations.
“We are very pleased with our third quarter results and the progress we are making with our strategic objectives. We remain committed to driving value for our agents, customers, employees and shareholders,” said Terry Cavanaugh, President and CEO.

3Q and Nine Months 2015 - Results of Indemnity Shareholder Interest
(dollars in millions)	3Q'14	3Q'15	2014	2015
Management operations	$62	$68	$188	$191
Investment operations	8	7	26	29
Income before income taxes	70	75	214	220
Provision for income taxes	23	25	72	75
Net income	$47	$50	$142	$145
Gross margin from management operations	16.5%	17.2%	17.5%	16.6%

3Q 2015 Highlights

Management Operations
Income from management operations before taxes increased $6 million, or 11.8 percent, in the third quarter of 2015 compared to the third quarter of 2014.

•	Revenue from management operations increased $26 million, or 7.3 percent, in the third quarter of 2015 compared to the third quarter of 2014.

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Commissions increased $15 million in the third quarter of 2015, compared to the same period in 2014. The majority of the increase was driven by the 7.5 percent increase in direct written premiums of the Property and Casualty Group.

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Non-commission expense increased $5 million in the third quarter of 2015 compared to the third quarter of 2014.  Underwriting and policy processing costs increased $3 million due to increased personnel costs. Information technology costs decreased $4 million, which included $5 million in decreased professional fees offset by $1 million in increased hardware and software costs. Administrative and other expenses increased $5 million, which included $4 million in personnel costs and $1 million in professional fees. Personnel costs in all expense categories include increases of $1 million in pension costs, $2 million in medical costs and $4 million in the estimate for incentive plan compensation related to the underwriting performance in the third quarter of 2015 compared to the same period in 2014.

•	The gross margin in the third quarter of 2015 was 17.2 percent, compared to 16.5 percent in the third quarter of 2014.

Investment Operations
Income from investment operations before taxes totaled $7 million in the third quarter of 2015, compared to $8 million in the third quarter of 2014.

Nine Months 2015 Highlights

Management Operations
Income from management operations before taxes increased $3 million, or 1.7 percent, in the first nine months of 2015 compared to the first nine months of 2014.

•	Revenue from management operations increased $79 million, or 7.4 percent, in the first nine months of 2015 compared to the first nine months of 2014.

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Commissions increased $54 million in the first nine months of 2015, compared to the same period in 2014. The majority of the increase was driven by the 7.6 percent increase in direct written premiums of the Property and Casualty Group, while about one-third of the increase was due to an increase in agent incentive costs related to profitable growth. The estimated agent incentive payout, at the end of each quarter, is based on actual underwriting results for the two prior years and the current year-to-date period. Therefore, fluctuations in the current quarter underwriting results can impact the estimated incentive payout on a quarter-to-quarter basis.

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Non-commission expense increased $22 million in the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014.  Sales and advertising costs increased $2 million due to increased personnel costs. Underwriting and policy processing costs increased $6 million due to increased personnel costs. Information technology costs increased $3 million, which included $2 million in hardware and software costs and $1 million in personnel costs. Administrative and other expenses increased $9 million, which included $6 million in personnel costs and $3 million in professional fees. Personnel costs in all expense categories include increases of $4 million in pension costs, $3 million in medical costs and $5 million in the estimate for incentive plan compensation related to the underwriting performance in the first nine months of 2015 compared to the same period in 2014.

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The gross margin for the first nine months of 2015 was 16.6 percent, compared to 17.5 percent for the first nine months of 2014. The 0.9 point decrease in gross margin for the first nine months of 2015 was driven primarily by the increased estimated agent incentive payout discussed above.

Investment Operations
Income from investment operations before taxes totaled $29 million in the first nine months of 2015, compared to $26 million in the first nine months of 2014. Earnings from limited partnerships were $17 million in the first nine months of 2015 compared to earnings of $13 million in the first nine months of 2014.

Webcast Information
Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on October 30, 2015. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the Webcast to download and install any necessary software. A Webcast audio replay will be available on the Investor Relations page of the Erie Insurance Group’s website by 12:30 PM ET.

About the Erie Insurance Group

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 5 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company, a Barron’s 500 company and has been recognized by Forbes as one of America's 50 Most Trustworthy Financial Companies.
News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Erie Indemnity Company (“Indemnity”) shareholder interest:

•	dependence upon Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of Indemnity’s investment portfolio;

•	credit risk from the Exchange;

•	Indemnity’s ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

Risk factors related to the non-controlling interest owned by the Erie Insurance Exchange (“Exchange”), which includes the Property and Casualty Group and Erie Family Life Insurance Company:

•	general business and economic conditions;

•	dependence upon the independent agency system;

•	ability to maintain our reputation for customer service;

•	factors affecting insurance industry competition;

•	changes in government regulation of the insurance industry;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism and pandemic events;

•	the Exchange’s ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

•	the Exchange’s ability to meet liquidity needs and access capital;

•	the Exchange’s ability to maintain acceptable financial strength ratings;

•	outcome of pending and potential litigation; and

•	dependence upon the service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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